EXHIBIT 99

          US AIRWAYS GROUP REPORTS FOURTH QUARTER RESULTS

  Company Has $98 Million Net Loss for the Quarter; $696 Million
                      Improvement Over 2002

          System Passenger Unit Revenue Up 7.4 Percent

     ARLINGTON, Va., Feb. 6, 2004 -- US Airways Group, Inc.
(NASDAQ: UAIR) today reported a fourth quarter 2003 net loss of $98 million compared to a net loss of $794 million for the fourth quarter 2002, which is a $696 million improvement.

     The fourth quarter pretax loss of $99 million compares to a pretax loss of $848 million for the fourth quarter of 2002, an improvement of $749 million. Results for both periods include unusual items, described in Note 5 below, including the sale of the company's equity investment in Hotwire in the fourth quarter of 2003, and a number of items related to the company's bankruptcy in the fourth quarter of 2002. Excluding these unusual items, pretax loss for the fourth quarter of 2003 of $129 million improved by $223 million from a $352 million pretax loss in the fourth quarter of 2002.

     "Throughout the year, we made progress in reducing our losses, but regrettably, we are behind in our plan for achieving sustained profitability," said US Airways President and Chief Executive Officer David N. Siegel. "We continue to face the cost and revenue challenges confronting the other legacy carriers. Absent special items, none of these carriers reported a full-year profit, which highlights the fundamental change low-cost carriers are having on the industry overall."

     Siegel said that US Airways' strong share of industry bookings and improved load factor are good indicators that its customers continue to support the airline, but the company's profitability and successful response to low-cost competition are critical to maintaining its loyal customer base. Going forward, the company needs to achieve a cost structure that matches the carriers that have demonstrated consistent profitability. "As we seek to implement changes that the marketplace demands, we first must adapt our business model and reduce costs in a way that will enable us to become profitable in this new competitive environment."

     The fourth quarter 2003 US Airways system passenger revenue per available seat mile (PRASM) was 10.83 cents, up 7.4 percent compared to the fourth quarter of 2002. Domestically, system PRASM grew 3.6 percent. System statistics encompass mainline, wholly owned airline subsidiaries of US Airways Group, Inc., as well as capacity purchases from third parties operating regional jets as US Airways Express. For US Airways mainline operations only, the PRASM of 9.77 cents was up 7.1 percent. Fourth quarter 2003 passenger transportation revenues included a $34.2 million favorable adjustment related to the air traffic liability account.

     System available seat miles (ASMs) were up 2.3 percent, while mainline ASMs increased 0.6 percent during the fourth quarter. Revenue passenger miles (RPMs) increased 8.2 percent for the full US Airways system, while mainline RPMs increased 7.0 percent. The mainline passenger load factor of 72.7 percent was
4.4 percentage points higher than the same period last year and system load factor was up 3.9 percentage points to 71.2 percent.
 For the quarter, US Airways Inc.'s mainline operations carried
10.4 million passengers, an increase of 0.3 percent compared to the same period of 2002, while system passengers of 13.5 million were up 2.2 percent. The fourth quarter 2003 yield for mainline operations of 13.43 cents was up 0.6 percent from the same period in 2002, while system yield was up 1.7 percent to 15.22 cents.

     US Airways Senior Vice President of Marketing and Planning
B. Ben Baldanza said that customer expectations are changing more rapidly than previously anticipated, and the demand for lower fares is limiting revenue opportunities. "Meeting and exceeding customer expectations is the key to long-term success in all industries and we are continuing to transform our business in a way that addresses this challenge. Our actions have resulted in improved revenue performance relative to other legacy airlines," said Baldanza. "As fares continue to drop, it also becomes essential for us to lower our costs related to selling tickets."

     The mainline cost per available seat mile (CASM), excluding fuel and unusual items, of 10.22 cents for the quarter, declined
7.2 percent versus the same period in 2002 (for a reconciliation, see Note 3 to the Selected Airline Operating and Financial Statistics). The fourth quarter of 2003 included $9 million of non-cash, stock-based compensation related to stock grants given to employees of US Airways' organized labor groups during the restructuring process. Also during that process, the company
substantially restructured its aircraft obligations.   As a result
of these two items, taking aircraft ownership into account and excluding the stock-based compensation expense, CASM improved 9.2 percent for the quarter.

     The cost of aviation fuel per gallon, including taxes, for the fourth quarter, was 87.74 cents (82.54 cents excluding taxes), up 4.9 percent from the same period in 2002. US Airways' fuel position is 20 percent hedged for the first quarter of 2004, 30 percent hedged for all of 2004, and 5 percent hedged for 2005.

     US Airways Group ended the quarter with total restricted and unrestricted cash of approximately $1.84 billion, including $1.29 billion in unrestricted cash, cash equivalents and short-term investments.

     "We have maintained modestly positive cash flow and strong liquidity since emerging from Chapter 11 last year; however, we still face great challenges from a cost perspective," said Neal
S. Cohen, US Airways executive vice president of finance and chief financial officer. "The carriers that have consistently reported profits have established a new benchmark with cost levels at least 25 percent lower than ours."

     Cohen said that the company continues to work to reduce its costs and that all elements in the company's cost structure are being examined. "Everything is on the table, from distribution costs, to labor costs, to how we schedule our airline," said Cohen. "In the fourth quarter, for example, our labor expense for mainline operations accounted for 42 percent of total revenue, compared to an average of 33 percent for the low-cost carriers."

     Cohen added that the company has strict loan covenants with the Air Transportation Stabilization Board (ATSB) that will need to be met. "We are taking the necessary actions to remain in compliance with the terms of the loan and currently are in discussions with the ATSB."

     Given the significant changes in the industry, as has been previously reported, US Airways has engaged investment banking advisors in an exploratory process to identify and value its assets, and that includes identifying potential buyers, but no decision has been made to sell any of those assets.

Fourth Quarter Highlights:
 - Launched long-term strategic alliance and codeshare agreements with Lufthansa Airlines and Spanair, including reciprocal frequent flyer benefits. US Airways will begin formally participating in the Star Alliance in the second quarter of 2004.
 Through the Star Alliance network, US Airways' customers will enjoy benefits of 14 of the world's finest airlines, and will have access to 700 airports in 128 countries, including each Star carrier's airport lounges; coordinated timetables to make connections smoother; priority reservations, standby, boarding and baggage handling for Star Alliance Gold members and First and Business Class travelers; and the ability to earn and redeem frequent flyer miles or points on any member airline.
 - Increased the breadth of the United Airlines marketing partnership to a combined 4,227 segments serving 114 US Airways destinations and 113 United destinations.
 - Improved the ease of making flight connections at the Philadelphia hub by adding new international gates, while increasing regional jet departures at Philadelphia by approximately 56 percent in the fourth quarter 2003 versus the fourth quarter 2002.
 - Reported the best on-time performance for a fourth quarter since 1991, besting other carriers with similar networks.
 - Expanded international departures in the last 12 months by 20 percent versus 2002, by further growing the Caribbean and Latin America network with three new destinations. US Airways began Mexico City service in late October; San Jose, Costa Rica, in November; and La Romana, Dominican Republic, in December. Additionally, US Airways began seasonal weekend roundtrip service to Vail, Colo., on Dec. 20, 2003, which will operate through April 4, 2004. US Airways also will begin nonstop service between Philadelphia and Glasgow, Scotland, in May 2004.
 - Enhanced the functionality of usairways.com to improve customer usability and lower distribution costs. The company issued a record level of boarding passes through usairways.com in the fourth quarter.
 - Listed US Airways Group's Class A common stock on the NASDAQ National Market under the symbol UAIR.

     Siegel said that the company and its employees have accomplished much in an extremely difficult environment, but that more work still must be done. "As part of our regular course of business, we are meeting with the company's labor leadership today to go over these results and discuss next steps. It is important that we work together to implement the necessary changes. Consumers are driving tremendous changes in the industry and as difficult as it is, we must adapt and do it quickly," said Siegel.

     A conference call will be held with analysts from the investment community today at 11 a.m., Eastern time. The media and other interested parties are invited to listen via a special
Webcast on US Airways' Web site at usairways.com.

     Participants must log on at least five minutes prior to the call to register. An archive of the conference call as well as the text of this release also will be available at usairways.com for one year from completion of the call. A telephone replay of the call will be available through 11 a.m., Eastern time, Feb. 9, 2004, by calling 973-341-3080, PIN 4430419.

     The Webcast must be accessed using Real Player, which can be installed on your computer through the US Airways Web site by following the instructions shown on the Presentations page at http://investor.usairways.com/medialist.cfm. The download is free and should take no more than 10 minutes.

     Media needing additional information should contact US
Airways Corporate Affairs at 703-872-5100. Analysts should contact US Airways Investor Relations at 703-872-6528.

Certain of the information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; ongoing market acceptance of the company's new common stock; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

                                -30-
NUMBER:	4690


                                                     NEWS RELEASE

                     US Airways Group, Inc.
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                      Successor Company(1) Predecessor Company(1)
                       Three Months Ended    Three Months Ended
                        December 31, 2003   December 31, 2002(2)
                      -------------------- ----------------------
Operating Revenues
 Passenger transportation (3) $   1,585             $   1,442
 Cargo and freight                   32                    36
 Other                              147                   136
                               --------              --------
   Total Operating Revenues       1,764                 1,614

Operating Expenses
 Personnel costs (4)                662                   741
 Aviation fuel                      205                   200
 US Airways Express
  capacity purchases                182                   132
 Aircraft rent                      107                   121
 Other rent and landing fees        110                   104
 Selling expenses                   112                    91
 Aircraft maintenance               100                   111
 Depreciation and amortization       54                    71
 Asset impairments and
  other special items                --                   323
 Government compensation             --                    --
 Other                              306                   323
                               --------              --------
   Total Operating Expenses       1,838                 2,217
                               --------              --------
   Operating Loss                   (74)                 (603)

Other Income (Expense)
 Interest income                      5                     4
 Interest expense, net              (58)                  (75)
 Reorganization items, net           --                  (173)
 Other, net                          28                    (1)
                               --------              --------
   Other Income (Expense), Net      (25)                 (245)
                               --------              --------
Income (Loss) Before Income
 Taxes and Cumulative Effect
 of Accounting Change (5)           (99)                 (848)

 Provision (Credit) for
  Income Taxes                       (1)                  (54)
                               --------              --------
Income (Loss) Before Cumulative
 Effect of Accounting Change        (98)                 (794)

Cumulative Effect of
 Accounting Change                   --                    --
                               --------              --------
Net Income (Loss)             $     (98)            $    (794)
                               ========              ========

Earnings (Loss) per Common Share (6)
Basic
 Before Cumulative Effect of
    Accounting Change         $   (1.82)            $  (11.67)
 Cumulative Effect of
    Accounting Change                --                    --
                               --------              --------
 Net Earnings (Loss) per
    Common Share              $   (1.82)            $  (11.67)
                               ========              ========

Diluted
 Before Cumulative Effect
    of Accounting Change      $   (1.82)            $  (11.67)
 Cumulative Effect of
    Accounting Change                --                    --
                               --------              --------
 Net Earnings (Loss) per
    Common Share              $   (1.82)            $  (11.67)
                               ========              ========

Shares Used for Computation (000)
 Basic                           53,968                68,089
 Diluted                         53,968                68,089


                           Successor   Predecessor   Predecessor
                           Company(1)   Company(1)    Company(1)
                          Nine Months  Three Months Twelve Months
                             Ended        Ended         Ended
                          December 31,   March 31,   December 31,
                              2003         2003        2002(2)
                          ------------ ------------ -------------
Operating Revenues
 Passenger transportation (3) $ 4,775      $ 1,358      $ 6,282
 Cargo and freight                 97           35          141
 Other                            440          141          554
                               ------       ------       ------
   Total Operating Revenues     5,312        1,534        6,977

Operating Expenses
 Personnel costs (4)            2,040          622        3,255
 Aviation fuel                    617          213          782
 US Airways Express
  capacity purchases              515          130          482
 Aircraft rent                    322          109          525
 Other rent and landing fees      323          106          429
 Selling expenses                 316           91          442
 Aircraft maintenance             314           88          405
 Depreciation and amortization    165           67          295
 Asset impairments and
  other special items              34           --          320
 Government compensation         (214)          --            3
 Other                            924          315        1,356
                               ------       ------       ------
   Total Operating Expenses     5,356        1,741        8,294
                               ------       ------       ------
   Operating Loss                 (44)        (207)      (1,317)

Other Income (Expense)
 Interest income                   15            1           22
 Interest expense, net           (170)         (73)        (315)
 Reorganization items, net         --        1,917         (294)
 Other, net                        36           (3)         (11)
                               ------       ------       ------
   Other Income (Expense), Net   (119)       1,842         (598)
                               ------       ------       ------
Income (Loss) Before Income
 Taxes and Cumulative Effect
 Of Accounting Change (5)        (163)       1,635       (1,915)

 Provision (Credit) for
    Income Taxes                   11           --         (252)
                               ------       ------       ------
Income (Loss) Before Cumulative
 Effect of Accounting Change     (174)       1,635       (1,663)

Cumulative Effect of
 Accounting Change                 --           --           17
                               ------       ------       ------
Net Income (Loss)             $  (174)     $ 1,635      $(1,646)
                               ======       ======       ======

Earnings (Loss) per Common Share (6)
Basic
 Before Cumulative Effect
    of Accounting Change      $ (3.25)     $ 24.02      $(24.45)
 Cumulative Effect of
    Accounting Change              --           --         0.25
                               ------       ------       ------
 Net Earnings (Loss) per
    Common Share              $ (3.25)     $ 24.02      $(24.20)
                               ======       ======       ======

Diluted
 Before Cumulative Effect
    of Accounting Change      $ (3.25)     $ 24.02      $(24.45)
 Cumulative Effect of
    Accounting Change              --           --         0.25
                               ------       ------       ------
 Net Earnings (Loss) per
    Common Share              $ (3.25)     $ 24.02      $(24.20)
                               ======       ======       ======

Shares Used for Computation (000)
 Basic                         53,495       68,076       68,040
 Diluted                       53,495       68,076       68,040


(1)  Successor Company refers to US Airways Group, Inc.
     (US Airways Group or the Company) on and after March 31, 2003, after giving effect to the cancellation of the then existing common stock and the issuance of new securities in accordance with its plan of reorganization, and application of fresh-start reporting. Predecessor Company refers to US Airways Group prior to March 31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with 2003 presentation. Among these, revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines were reclassified from "Other" to "Passenger transportation" and "Cargo and freight," as applicable. In addition, expenses related to these agreements, which were previously included in "Other" are presented separately in "US Airways Express capacity purchases."

(3) Includes revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States
     Airlines and Midway Airlines.  See also (2) above.

(4) The three months and nine months ended December 31, 2003 include $9 million and $125 million, respectively, in non-cash stock-based compensation expenses resulting from the issuance of common stock to employees covered by collective bargaining agreements following the Company's emergence from Chapter 11.

(5) Pursuant to SEC Regulation G, the table below shows a reconciliation of Loss Before Income Taxes, Excluding Unusual Items, a non-GAAP financial measure, to Income(Loss) Before Income Taxes and Cumulative Effect of Accounting Change reported on a GAAP basis. This non-GAAP financial measure provides management the ability to measure and monitor US Airways Group's financial performance excluding unusual items which is more indicative of the Company's ongoing operating performance and is more comparable to financial measures reported by other major network airlines.

                                   (dollars in millions)

                           Successor Company  Predecessor Company
                           Three Months Ended  Three Months Ended
                           December 31, 2003   December 31, 2002
                           ------------------ -------------------

Loss Before Income Taxes,
 Excluding Unusual Items          $  (129)            $  (352)

Unusual Items
  Gain on sale of Hotwire (a)          30                  --
  Aircraft order cancellation
   penalty (b)                         --                  --
  Government compensation (c)          --                  --
  Reorganization items, net (d)        --                (173)
  Aircraft impairments and
   related charges (e)                 --                (392)
  Pension and postretirement
   benefit curtailments (f)            --                  90
  Other                                --                 (21)
                                   ------              ------
    Total Unusual Items                30                (496)

Income (Loss) Before Income
 Taxes and Cumulative Effect
 of Accounting Change             $   (99)            $  (848)
                                   ======              ======

                                  (dollars in millions)

                           Successor   Predecessor   Predecessor
                            Company       Company      Company
                          Nine Months  Three Months Twelve Months
                             Ended        Ended         Ended
                          December 31,   March 31,   December 31,
                              2003         2003          2002
                          ------------ ------------ -------------
Loss Before Income Taxes,
 Excluding Unusual Items    $  (373)     $  (282)      $(1,298)

Unusual Items
  Gain on sale of
   Hotwire (a)                   30           --            --
  Aircraft order
   cancellation penalty (b)     (35)          --            --
  Government
   compensation (c)             214           --            (3)
  Reorganization items,
   net (d)                       --        1,917          (294)
  Aircraft impairments and
   related charges (e)           --           --          (392)
  Pension and postretirement
   benefit curtailments (f)      --           --            90
  Other                           1           --           (18)
                             ------       ------        ------
    Total Unusual Items         210        1,917          (617)

Income (Loss) Before Income
 Taxes and Cumulative Effect
 of Accounting Change       $  (163)     $ 1,635       $(1,915)
                             ======       ======        ======

(a) During the fourth quarter of 2003, US Airways recorded a $30 million gain as a result of the sale of its investment in Hotwire which is included in Other, net.
(b) During the second quarter of 2003, US Airways recorded a $35 million charge in connection with its intention to not take delivery of certain aircraft scheduled for future delivery.
(c) During the second quarter of 2003, US Airways Group received proceeds of $214 million (US Airways received $212 million), net of amounts due to affiliates, from the Transportation Security Administration under the 2003 Emergency Wartime Supplemental Appropriations Act as reimbursement for certain security fees. During the third quarter of 2002, US Airways Group recognized a $3 million adjustment to proceeds received in conjunction with the Air Transportation Safety and System Stabilization Act.
(d) During the first quarter of 2003, US Airways Group recognized $1.92 billion in Other Income (Expense) incurred as a direct result of its Chapter 11 filing. This income includes, among other things, a $3.94 billion gain on discharge of liabilities, a $967 million gain on restructured aircraft financings and a $387 million net gain on the termination of certain pension plans partially offset by $1.11 billion of adjustments related to the revaluation of assets and liabilities in connection with fresh start accounting, $2.17 billion in damage and deficiency claims and $51 million in professional fees. During the fourth quarter of 2002, US Airways Group recognized $173 million in Other Income (Expense) incurred as a direct result of its Chapter 11 filing. This expense includes, among other things, $89 million in employee severance charges, $50 million related to the write-off of deferred compensation related to its Employee Stock Ownership Plan (ESOP) and $22 million in professional fees. For the twelve months ended December 31, 2002, US Airways Group recognized $294 million in Other Income (Expense) incurred as a result of its Chapter 11 filing. This expense includes, among other things, $89 million in employee severance charges, $68 million in losses on abandonment of aircraft, $61 million in professional fees and $50 million related to the write-off of the ESOP deferred compensation.
(e) During the fourth quarter of 2002, US Airways recorded a $392 million charge in connection with the impairment of certain B737-300, B737-400, B757-200 and B767-200 aircraft.
(f) During the fourth quarter of 2002, US Airways recorded a credit of $120 million related to the curtailment of certain postretirement benefit plans and a $30 million charge related to the curtailment of certain defined benefit pension plans.

(6) Earnings (Loss) per Common Share amounts may not recalculate due to rounding.


                                                     NEWS RELEASE

                        US Airways, Inc.
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS
                         (unaudited)
                    (dollars in millions)

                                   Successor          Predecessor
                                   Company (1)         Company(1)
                                  Three Months        Three Months
                                     Ended               Ended
                                  December 31,        December 31,
                                      2003              2002(2)
                                  ------------        ------------
Operating Revenues
 Passenger transportation (3)      $   1,585           $   1,442
 Cargo and freight                        32                  36
 Other                                   124                 117
                                   ----------          ----------
   Total Operating Revenues            1,741               1,595

Operating Expenses
 Personnel costs (4)                     598                 672
 Aviation fuel                           190                 184
 US Airways Express capacity
  purchases                              305                 281
 Aircraft rent                            99                 107
 Other rent and landing fees             102                  96
 Selling expenses                        108                  83
 Aircraft maintenance                     79                  84
 Depreciation and amortization            51                  66
 Asset impairments and other
  special items                            -                 323
 Government compensation                   -                   -
 Other                                   282                 305
                                   ----------          ----------
   Total Operating Expenses            1,814               2,201
                                   ----------          ----------
   Operating Loss                        (73)               (606)

Other Income (Expense)
 Interest income                           5                   5
 Interest expense, net                   (56)                (75)
 Reorganization items, net                 -                (173)
 Other, net                               30                   1
                                   ----------          ----------
   Other Income(Expense),Net             (21)               (242)
                                   ----------          ----------
Income (Loss) Before
 Income Taxes                            (94)               (848)

 Provision (Credit) for
  Income Taxes                            (5)                (70)
                                   ----------          ----------
Net Income (Loss)                  $     (89)          $    (778)
                                   ==========          ==========

                                Successor  Predecessor Predecessor
                                 Company     Company     Company
                                   (1)         (1)         (1)
                                   Nine       Three      Twelve
                                  Months      Months     Months
                                  Ended       Ended      Ended
                                 Dec. 31,    March 31,  Dec. 31,
                                   2003        2003      2002(2)
                               ----------- ----------- ----------
Operating Revenues
 Passenger transportation (3)   $  4,775    $  1,358    $  6,282
 Cargo and freight                    97          35         141
 Other                               378         119         492
                                ---------   ---------   ---------
   Total Operating Revenues        5,250       1,512       6,915

Operating Expenses
 Personnel costs (4)               1,848         562       2,989
 Aviation fuel                       574         197         723
 US Airways Express capacity
  purchases                          894         251       1,094
 Aircraft rent                       298         101         468
 Other rent and landing fees         301          99         397
 Selling expenses                    293          83         401
 Aircraft maintenance                250          70         296
 Depreciation and amortization       153          63         275
 Asset impairments and other
  special items                       34           -         320
 Government compensation            (212)          -           3
 Other                               859         288       1,270
                                ---------   ---------   ---------
   Total Operating Expenses        5,292       1,714       8,236
                                ---------   ---------   ---------
   Operating Loss                    (42)       (202)     (1,321)

Other Income (Expense)
 Interest income                      15           2          30
 Interest expense, net              (164)        (73)       (319)
 Reorganization items, net             -       1,888        (294)
 Other, net                           37          (2)        (10)
                                ---------   ---------   ---------
   Other Income (Expense), Net      (112)      1,815        (593)
                                ---------   ---------   ---------
Income (Loss) Before
 Income Taxes                       (154)      1,613      (1,914)

 Provision (Credit) for
  Income Taxes                         6           -        (255)
                                ---------   ---------   ---------
Net Income (Loss)               $   (160)   $  1,613    $ (1,659)
                                =========   =========   =========

    (1) Successor Company refers to US Airways, Inc. on and after March 31, 2003, after giving effect to fresh-start reporting. Predecessor Company refers to US Airways, Inc. prior to March 31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

    (2) Certain prior year amounts have been reclassified to conform with 2003 presentation. Among these, revenues related to capacity purchase agreements with Allegheny Airlines, Piedmont Airlines, PSA Airlines, Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines were reclassified from the former classification "US Airways Express transportation revenues" to "Passenger transportation," "Cargo and freight" and "Other," as applicable.

    (3) Includes revenues related to capacity purchase agreements with Allegheny Airlines, Piedmont Airlines, PSA Airlines, Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines. See also (2) above.

    (4) The three months and nine months ended December 31, 2003 include $9 million and $125 million, respectively, in non-cash stock-based compensation expenses resulting from the issuance of US Airways Group, Inc. common stock to employees covered by collective bargaining agreements following emergence from Chapter 11.


                                                      NEWS RELEASE

                         US Airways, Inc.
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
 SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)
                           (unaudited)

                                   Three Months Ended December 31,
                                   -------------------------------
                                                          %
                                       2003     2002    Change
                                     -------- -------- --------
Revenue passenger miles (millions):*
  System                              10,414    9,628     8.2
  Mainline                             9,374    8,759     7.0
Available seat miles(millions):*
  System                              14,629   14,306     2.3
  Mainline                            12,893   12,820     0.6
Total available seat miles (millions):
  System                              14,634   14,311     2.3
  Mainline                            12,897   12,825     0.6
Passenger load factor:*
  System                                71.2%    67.3%    3.9pts.
  Mainline                              72.7%    68.3%    4.4pts.
Yield:*
  System                               15.22c   14.97c    1.7
  Mainline (Note 3)                    13.43c   13.35c    0.6
Passenger revenue per available
 seat mile:*
  System                               10.83c   10.08c    7.4
  Mainline (Note 3)                     9.77c    9.12c    7.1
Revenue passengers (thousands):*
  System                              13,507   13,222     2.2
  Mainline                            10,384   10,354     0.3
Mainline revenue per available seat
 mile (Note 3)                         10.96c   10.30c    6.4

Mainline cost per available seat mile
 ("Mainline CASM")(Note 3)             11.70c   14.97c  (21.8)
Mainline CASM excluding unusual items
 (Note 3)                              11.70c   12.45c   (6.0)
Mainline CASM excluding unusual items
 and aviation fuel (Note 3)            10.22c   11.01c   (7.2)
Average stage length (miles)*            765      700     9.3
Cost of aviation fuel per gallon       87.74c   83.67c    4.9
Cost of aviation fuel per gallon
 (excluding fuel taxes)                82.54c   78.52c    5.1
Gallons of aviation fuel consumed
 (millions)                              217      220    (1.4)
Scheduled mileage completion
 factor*                                99.4%    99.4%      -pts.
Number of aircraft in operating
 fleet at period-end                     282      280     0.7
Full-time equivalent employees at
 period-end                           26,797   30,585   (12.4)

                                  Twelve Months Ended December 31,
                                  --------------------------------
                                       2003               %
                                     (Note 2)   2002    Change
                                     -------- -------- --------
Revenue passenger miles (millions):*
  System                              41,464   43,374    (4.4)
  Mainline                            37,741   40,038    (5.7)
Available seat miles(millions):*
  System                              58,017   62,329    (6.9)
  Mainline                            51,494   56,360    (8.6)
Total available seat miles (millions):
  System                              58,106   62,343    (6.8)
  Mainline                            51,583   56,373    (8.5)
Passenger load factor:*
  System                                71.5%    69.6%    1.9pts.
  Mainline                              73.3%    71.0%    2.3pts.
Yield:*
  System                               14.79c   14.48c    2.1
  Mainline (Note 3)                    13.05c   13.05c      -
Passenger revenue per available
 seat mile:*
  System                               10.57c   10.08c    4.9
  Mainline (Note 3)                     9.56c    9.27c    3.1
Revenue passengers (thousands):*
  System                              52,797   58,389    (9.6)
  Mainline                            41,251   47,155   (12.5)
Mainline revenue per available seat
 mile (Note 3)                         10.75c   10.38c    3.6

Mainline cost per available seat mile
 ("Mainline CASM")(Note 3)             11.36c   12.67c  (10.3)
Mainline CASM excluding unusual items
 (Note 3)                              11.70c   12.10c   (3.3)
Mainline CASM excluding unusual items
 and aviation fuel (Note 3)            10.21c   10.81c   (5.6)
Average stage length (miles)*            761      685    11.1
Cost of aviation fuel per gallon       88.29c   74.36c   18.7
Cost of aviation fuel per gallon
 (excluding fuel taxes)                83.02c   68.90c   20.5
Gallons of aviation fuel consumed
 (millions)                              873      972   (10.2)
Scheduled mileage completion
 factor*                                99.1%    99.4%   (0.3)pts.
Number of aircraft in operating
 fleet at period-end                     282      280     0.7
Full-time equivalent employees at
 period-end                           26,797   30,585   (12.4)


* Denotes scheduled service only (excludes charter service).
c cents


Note 1. All statistics include US Airways' "Mainline" operations only unless noted otherwise. System statistics encompass all wholly-owned airline subsidiaries of US Airways Group, including US Airways, Allegheny Airlines, Piedmont Airlines and PSA Airlines, as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines.

Note 2. Statistics for the twelve months ended December 31, 2003 include amounts from both the Successor Company and the Predecessor Company.

Note 3. Pursuant to SEC Regulation G, US Airways, Inc.(the Company) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure US Airways, Inc.'s financial performance at the mainline level both with and without unusual items and the cost of aviation fuel as both the cost and availability of aviation fuel are subject to many economic and political factors beyond the Company's control, unusual items are not indicative of the Company's ongoing operating performance and mainline measures are more comparable to financial measures reported to the Department of Transportation by other major network airlines.


                                   Three Months Ended December 31,
                                   -------------------------------
                                         2003            2002
                                       --------        --------

                                         (dollars in millions)
Passenger transportation revenue
 reconciliation:
  GAAP passenger transportation
   revenue                             $ 1,585         $ 1,442
  Less: US Airways Express
   passenger transportation revenue       (326)           (272)
                                       --------        --------
  Mainline passenger transportation
   revenue                             $ 1,259         $ 1,170


Operating revenues reconciliation:
  GAAP operating revenues              $ 1,741         $ 1,595
  Less: US Airways Express
   operating revenues                     (327)           (274)
                                       --------        --------
  Mainline operating revenues          $ 1,414         $ 1,321


Operating expenses reconciliation:
  GAAP operating expenses              $ 1,814          $ 2,201
  Less: US Airways Express capacity
   purchases                              (305)            (281)
                                       --------         --------
  Mainline operating expenses          $ 1,509          $ 1,920


Cost per available seat mile
 reconciliations: (1)
  Cost per available seat mile
   excluding US Airways Express
   capacity purchases ("Mainline
   CASM")                                11.70c           14.97c
  Unusual operating items:
    Aircraft impairments and
     related charges                         -            (3.06)
    Aircraft order cancellation
     penalty                                 -                -
    Government compensation                  -                -
    Pension and postretirement
     benefit curtailments                    -             0.70
    Other                                    -            (0.16)
                                       --------         --------
  Mainline CASM excluding unusual
   items                                 11.70c           12.45c
    Aviation fuel - mainline             (1.48)           (1.44)
                                       --------         --------
  Mainline CASM excluding unusual
   items and aviation fuel               10.22c           11.01c

                                  Twelve Months Ended December 31,
                                  --------------------------------
                                         2003            2002
                                       --------        --------

                                         (dollars in millions)
Passenger transportation revenue
 reconciliation:
  GAAP passenger transportation
   revenue                             $ 6,133         $ 6,282
  Less: US Airways Express
   passenger transportation revenue     (1,208)         (1,058)
                                       --------        --------
  Mainline passenger transportation
   revenue                             $ 4,925         $ 5,224


Operating revenues reconciliation:
  GAAP operating revenues              $ 6,762         $ 6,915
  Less: US Airways Express
   operating revenues                   (1,214)         (1,063)
                                       --------        --------
  Mainline operating revenues          $ 5,548         $ 5,852


Operating expenses reconciliation:
  GAAP operating expenses              $ 7,006          $ 8,236
  Less: US Airways Express capacity
   purchases                            (1,145)          (1,094)
                                       --------         --------
  Mainline operating expenses          $ 5,861          $ 7,142


Cost per available seat mile
 reconciliations: (1)
  Cost per available seat mile
   excluding US Airways Express
   capacity purchases ("Mainline
   CASM")                                11.36c           12.67c
  Unusual operating items:
    Aircraft impairments and
     related charges                         -            (0.70)
    Aircraft order cancellation
     penalty                             (0.07)               -
    Government compensation               0.41                -
    Pension and postretirement
     benefit curtailments                    -             0.16
    Other                                    -            (0.03)
                                       --------         --------
  Mainline CASM excluding unusual
   items                                 11.70c           12.10c
    Aviation fuel - mainline             (1.49)           (1.29)
                                       --------         --------
  Mainline CASM excluding unusual
   items and aviation fuel               10.21c           10.81c


(1) Amounts may not recalculate due to rounding.